                          --SCHEDULE 14A--
===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

--------------------------------------------------------------------------------
                             Camden National Corp.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     (5) Total fee paid:
     ---------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     (3) Filing Party:
     ---------------------------------------------------------------------------
     (4) Date Filed:
     ---------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

Dear Shareholders:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the "Company"), to be held on Tuesday, April 30, 2002, at 3:00 p.m., local time, at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 (together with any adjournments or postponements thereof, the "Annual Meeting"). The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, as is the Company's 2001 Annual Report.

At the Annual Meeting, you will be asked to elect four (4) directors to the Company's Board of Directors for three-year terms. In addition, you will be asked to ratify the selection of Berry, Dunn, McNeil and Parker, as the Company's independent public accountant for 2002, and to consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company's Board of Directors recommends that you vote "FOR" the election of each nominee to the Board of Directors listed in the Proxy Statement and "FOR" the selection of Berry, Dunn, McNeil and Parker as the Company's independent public accountant for 2002.

Your vote is extremely important. Therefore, whether or not you plan to attend the Annual Meeting in person, we ask that you complete, sign and return your completed Proxy Card in the enclosed envelope as soon as possible and in any case no later than 5:00 p.m., local time, on Monday, April 29, 2002. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy Card.

As always, your continued support is greatly appreciated.

Sincerely,



Rendle A. Jones
Chairman of the Board

Robert W. Daigle
President and Chief Executive Officer

Date: April 2, 2002

                    Notice of Annual Meeting of Shareholders
                            To be held April 30, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation, (the "Company") will be held on Tuesday, April 30, 2002 at 3:00 p.m., local time, at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 (together with any adjournments or postponements thereof, the "Annual Meeting") for the following purposes:

     1. To elect four directors. The Company's Board of Directors has nominated each of Robert J. Campbell, Ward I. Graffam, John W. Holmes and Winfield F. Robinson to serve as directors of the Company until the 2005 annual meeting and until their respective successors are duly elected and qualified;

     2. To ratify the selection of Berry, Dunn, McNeil and Parker, as the Company's independent public accountant for 2002; and

     3. To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 26, 2002 as the record date for determining the shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record of the Company's common stock, no par value per share, at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. The Company will make available for inspection by any shareholder a list of shareholders entitled to receive notice of and to vote at the Annual Meeting during ordinary business hours at the Company's principal office, located at Two Elm Street, Camden Maine 04843, for ten days prior to the Annual Meeting. Only business within the purposes described in this notice may be conducted at the Annual Meeting.

     The Board of Directors unanimously recommends that you vote "FOR" each of the four nominees as directors on the Company's Board of Directors and "FOR" the selection of Berry, Dunn, McNeil and Parker as the Company's independent public accountant for 2002.

     The Board of Directors requests that you complete, sign and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Meeting by a writing delivered to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843, stating that your proxy is revoked or by delivering a later dated proxy. Shareholders of record of the Company's common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

Arthur E. Strout
Secretary

Camden, Maine
April 2, 2002

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            to be held April 30, 2002


                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the "Company"), for use at the 2002 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 30, 2002 at 3:00 p.m., local time, at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 and any adjournments or postponements thereof (the "Annual Meeting"). Only shareholders of record as of March 26, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the four nominees to the Company's Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 8,057,781 shares of the Company's common stock, no par value ("Company Stock"), were outstanding and entitled to vote at the Annual Meeting.

     The Company will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by the Company's directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company ("AST&T") as its transfer agent, to solicit proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. AST&T's transfer books will remain open between the Record Date and the date of the Annual Meeting.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card were first mailed to the Company's shareholders on or about April 2, 2002 to solicit proxies for the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised; therefore, the delivery of an executed Proxy Card will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Revocation may be made prior to the Annual Meeting by written revocation or duly executed Proxy Card bearing a later date sent to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843; or a proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the proxy. In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted to (a) elect the nominees to the Company's Board of Directors described herein, (b) ratify the selection of Berry, Dunn, McNeil and Parker as the Company's independent public accountant for 2002 and (c) consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

     The holders of a majority of the total number of outstanding shares of Company Stock, present in person or by proxy, are required for a quorum at the Annual Meeting. There were 8,057,781 shares of Company Stock outstanding as of the Record Date. If a quorum is present at the Annual Meeting, a simple majority of shares voted is required to elect each of the four directors, and to ratify the selection of Berry, Dunn, McNeil and Parker as the Company's independent public accountant for 2002. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy Card that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not for purposes of voting with respect to that matter.

                             PRINCIPAL SHAREHOLDERS

     As of the Record Date, there were 8,057,781 shares of Company Stock outstanding, held of record by approximately 1,005 shareholders. Only shareholders of record as of the Record Date shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

     The following table sets forth information with respect to the beneficial ownership of the Company Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Company Stock, (ii) each current director of the Company and each nominee for director on the Company's Board of Directors, (iii) the Company's named executive officers (as defined on page 9, under the heading "Executive Compensation"), and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company's directors, executive officers and shareholders owning more than five percent of Company Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him or her as set forth opposite his or her name.

                                                                                        Percentage of
                                                         Number of                          Shares
5% or Greater Shareholders:                             Shares Held                      Outstanding
Kenneth C. & Prudence G. Dickey                           774,872                              9.6%
P.O. Box 188
Camden, Maine 04843

Rendle A. Jones                                           422,264   /(1)/                      5.2%
P.O. Box 190
76 Beloin Road
Camden, Maine 04843

Directors, Nominees and named executive officers:

Laurel J. Bouchard                                          4,750   /(2)/                      *

Ann W. Bresnahan                                           23,940   /(3)/                      *

Robert J. Campbell                                         20,000                              *

Robert W. Daigle                                           32,374   /(4)/                      *

Gregory A. Dufour                                          10,000   /(5)/                      *

Robert J. Gagnon                                            2,178                              *

Johann H. Gouws                                            10,000                              *

Ward I. Graffam                                             2,184                              *

John W. Holmes                                              6,000                              *

Theodore C. Johanson                                       14,960   /(6)/                      *

Michael A. McAvoy                                          15,000   /(7)/                      *

Winfield F. Robinson                                       50,253   /(8)/                      *

Richard N. Simoneau                                        21,240                              *

Jeffrey D. Smith                                            4,782   /(9)/                      *

Arthur E. Strout                                          101,130   /(10)/                     1.3%

All nominees, continuing directors and
executive officers as a group (19 persons):               754,082                              9.4%

------------------------------
* Less than 1%.

(1) Includes 371,660 shares owned by various trusts of which Mr. Jones acts as trustee, as to which shares he disclaims any beneficial interest. Also includes 1,950 shares owned by Mr. Jones' spouse, as to which Mr. Jones disclaims any beneficial interest.
(2)  Includes 4,500 shares underlying options exercisable within 60 days.
(3) Includes 5,940 shares over which voting and dispositive power are shared jointly with Ms. Bresnahan's spouse.
(4) Includes 30,000 shares underlying stock options exercisable within 60 days. Also includes 400 shares owned by Mr. Daigle's spouse, as to which Mr. Daigle disclaims any beneficial interest.
(5)  Includes 5,000 shares underlying stock options exercisable within 60 days.
(6)  Includes 2,272 shares underlying stock options exercisable within 60 days.
(7)  Includes 15,000 shares underlying stock options exercisable within 60 days.
(8) Includes 4,544 shares underlying stock options exercisable within 60 days. Also includes 6,652 shares owned by Mr. Robinson's spouse, as to which Mr. Robinson disclaims any beneficial interest.
(9)  Includes 4,500 shares underlying stock options exercisable within 60 days.
(10) Includes 62,436 shares owned by a trust of which Mr. Strout acts as trustee, as to which shares Mr. Strout disclaims any beneficial interest.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Section 16 Persons") to file initial reports of ownership and reports of changes of ownership with the Securities Exchange Commission ("Commission") and the American Stock Exchange. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports and written representations that all other filings required to be made by the Section 16 Persons during the fiscal year ended December 31, 2001, were timely made, the Company believes that all Section 16 Persons filed the reports required to be filed under Section 16(a) on a timely basis.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Executive Officers

     The Company's Board of Directors currently consists of 12 members and is divided into three categories, with each category having an equal number of directors. Directors serve for three year terms with only one category of directors being elected by the Company's shareholders at each annual meeting. At the Annual Meeting, four directors will be elected to serve until the 2005 annual meeting of shareholders and until each such director's successor is duly elected and qualified. The Board of Directors has nominated Robert J. Campbell, Ward I. Graffam, John W. Holmes and Winfield F. Robinson for election as directors. The proxies will be voted, unless authority to do so is expressly withheld, in favor of the four nominees nominated by the Board of Directors. The Board of Directors recommends voting "FOR" the election of each nominee as director of the Company.

     Set forth below is a list of the nominees for directors of the Company, including their age and positions with the Company and its subsidiaries (i.e. Camden National Bank, UnitedKingfield Bank, Acadia Trust, N.A. and Trust Company of Maine, Inc.), each as of December 31, 2001.

                             Position            Current Term of
Nominees:             Age    with the Company      Directorship       Positions with Subsidiaries
Robert J. Campbell    53     Director                    2002         Director, Acadia Trust, N.A.

Ward I. Graffam       61     Director                    2002         Director, Acadia Trust, N.A.

John W. Holmes        56     Director                    2002         Director, Camden National Bank

Winfield F. Robinson  64     Director                    2002         Director & Chairman,
                                                                      UnitedKingfield Bank

     Set forth below is a list of the Company's Directors not currently standing for election to the Board of Directors and the executive officers of the Company, including their age and positions with the Company and its subsidiaries (i.e., Camden National Bank, UnitedKingfield Bank, Acadia Trust, N. A. and Trust Company of Maine, Inc.), each as of December 31, 2001.

Other Directors               Position                        Term of
and Officers          Age     with the Company              Directorship             Positions with Subsidiaries
Ann W. Bresnahan      50      Director                          2003                 Director, Camden National Bank

Robert W. Daigle      52      Director, President &             2003                 Director, President & Chief Executive
                              Chief Executive Officer                                Officer, Camden National Bank
                                                                                     Director, UnitedKingfield Bank
                                                                                     Director, Trust Company of Maine, Inc.

Johann H. Gouws       61      Director                          2004                 Director, Chairman, President & CEO,
                                                                                     Acadia Trust, N.A.
                                                                                     Director, Chairman, President & CEO,
                                                                                     Trust Company of Maine, Inc.

Robert J. Gagnon      54      Director                          2004                 Director, Camden National Bank

Theodore C. Johanson  64      Director                          2004                 Director, UnitedKingfield Bank

Rendle A. Jones       59      Director & Chairman               2003                 Director & Chairman,
                                                                                     Camden National Bank
                                                                                     Director, UnitedKingfield Bank

Richard N. Simoneau   66      Director                          2004                 Director, Camden National Bank
                                                                                     Director, Trust Company of Maine, Inc.

Arthur E. Strout      66      Director                          2003                 Director, Camden National Bank

Laurel J. Bouchard    46      Senior Vice President              ----                ----
                              Corporate Administration

Joanne T. Campbell    39      Senior Vice President              ----                ----
                              Residential Real Estate

Gregory Dufour        41      Senior Vice President              ----                ----
                              Finance

Michael McAvoy        55      Senior Vice President             ----                 ----
                              Risk Management

June B. Parent        38      Vice President                     ----                ----
                              Human Resources

Jeffrey D. Smith      39      Senior Vice President              ----                ----
                              Operations & Technology

Susan M. Westfall     45      Vice President, Clerk,             ----                ----
                              Treasurer & Controller

     All of the executive officers listed above will hold office at the discretion of the Company's Board of Directors. There are no arrangements or understandings between any of the directors, or officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no "family relationships" among the above directors and officers, as that term is defined by the Commission.

     The principal occupation and business experience for at least the last five years for of each executive officer, director, and nominee for director is set forth below. None of the organizations in the descriptions below except Camden National Bank, UnitedKingfield Bank, Acadia Trust, N. A. and Trust Company of Maine, Inc., are affiliated with the Company.

Nominees for Election as Directors
----------------------------------

     Robert J. Campbell. Mr. Campbell joined the Company's Board of Directors in November 1999. He has been a partner in the investment management firm of Beck, Mack & Oliver in New York, New York since 1991.

     Ward I. Graffam. Mr. Graffam joined the Company's Board of Directors in November 1999. Mr. Graffam is a former co-owner of Wayfarer Marine Corporation in Camden, Maine and a consultant to various businesses on strategic issues. Previously, Mr. Graffam spent 30 years in various legal and executive positions with Unum Corporation, the most recent of which was as President and Managing Director of UNUM European Holding Company.

     John W. Holmes. Mr. Holmes has been a Director of the Company and Camden National Bank since 1989. Mr. Holmes is also President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held for 22 years.

     Winfield F. Robinson. Previously Chairman and a Director of KSB Bancorp, Inc. ("KSB"), Mr. Robinson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Robinson served as Chairman of the Board of KSB since its formation in 1993. He also served as a Director of Kingfield Savings Bank ("Kingfield Bank") from 1976 and was elected its Chairman of the Board in 1986 until the Company acquired KSB in December 1999. Upon the merger of Kingfield Bank with United Bank in February 2000, Mr. Robinson became a Director and Chairman of UnitedKingfield Bank. Mr. Robinson has been the President of Timber Resource Group LLC, a forest products firm based in Farmington, Maine since 1998.

Continuing Directors
--------------------

     Ann W. Bresnahan. Ms. Bresnahan has been a Director of the Company and Camden National Bank since 1990. She has been a full-time volunteer and civic leader since 1970.

     Robert W. Daigle. Mr. Daigle is President and Chief Executive Officer of the Company. He has been a Director of the Company and Camden National Bank since 1996, after being named President and Chief Executive Officer of Camden National Bank effective January 8, 1996. Mr. Daigle has also been a Director of Trust Company of Maine, Inc. since 1996. Mr. Daigle was a Director of United Bank from June 1999 until its merger with Kingfield Bank in February 2000, at which time he became a Director of UnitedKingfield Bank. From 1991 until 1996, Mr. Daigle served as Regional President and Senior Bank Official of Fleet Bank of Maine, overseeing its northern and eastern markets in Maine.

     Robert J. Gagnon. Mr. Gagnon has been a Director of the Company and Camden National Bank since 1996. Mr. Gagnon is the former Manager of the Rockland Super Shop-n-Save, a position held for 19 years before retiring this past year.

     Johann Gouws. Mr. Gouws joined the Company's Board of Directors in July 2001. He is also Chairman, President and Chief Executive Officer of Acadia Trust, N.A. and Trust Company of Maine, Inc. Mr. Gouws founded an investment advisory company, Gouws Capital Management, Inc. in 1984 and Acadia Trust, N.A. in 1992. Prior to forming Gouws Capital Management, Inc., Mr. Gouws was a Senior Vice President and Chief Investment Officer of Union Mutual Life Insurance Co.

     Theodore C. Johanson. Previously a Director of KSB, Mr. Johanson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Johanson was a Director of KSB and Kingfield Bank from October 1996 until the Company acquired KSB in December 1999 and Kingfield Bank's merger with United Bank in February 2000, at which time Mr. Johanson became a Director of UnitedKingfield Bank. Mr. Johanson is currently the Managing Director of Harbor Wharf, LLC. Formerly, Mr. Johanson was the President of Falcon Shoe Company in Lewiston, Maine from 1963 until 2000.

     Rendle A. Jones. Mr. Jones has been a Director of the Company and Camden National Bank since 1988, and became Chairman of the Company in 1998 and Chairman of Camden National Bank in 1999. Mr. Jones was a Director of United Bank from 1996 until its merger with Kingfield Bank in February 2000, at which time he became a Director of UnitedKingfield Bank. Mr. Jones is a partner in the law firm of Harmon, Jones, Sanford, & Elliot, LLP in Camden, Maine, where he has worked since 1968. He is also a partner in the following entities: Fuller, Jones & Stivers, financial advisors; Professional Services Center, real estate rentals and Washington Street Associates, real estate rentals. Mr. Jones is also General Counsel to the Company.

     Richard N. Simoneau. Mr. Simoneau has been a Director of the Company and Camden National Bank since 1984 and 1978, respectively, and has been a director of Trust Company of Maine, Inc. since January 1998. Mr. Simoneau has also been a partner in Simoneau & Norton, Masters & Alex, CPA, PA in Rockland, Maine since 1999 and was previously a partner in Simoneau & Norton, CPAs, P.A., from 1983 to 1998. From 1990 to 1993, Mr. Simoneau was a Director of Associated Grocers of Maine.

     Arthur E. Strout. Mr. Strout has been a Director of the Company and Camden National Bank since 1984 and 1979, respectively. He is also an attorney in the law firm of Strout & Payson, P.A., in Rockland, Maine where he has worked since 1971.

Executive Officers
------------------

     Laurel J. Bouchard. Ms. Bouchard joined the Company in May 1999 as Vice President Corporate Sales and Marketing and was promoted to Senior Vice President in January 2001. From 1993 to 1999, she held several positions with Fleet Bank, the most recent of which was as Senior Vice President and District Manager of Fleet Bank.

     Joanne T. Campbell. Ms. Campbell joined the Company in January 2000 as Vice President & Residential Real Estate Administration Officer and was promoted to Senior Vice President in January 2001. Prior joining the Company, she had been Vice President & Residential Real Estate Administration Officer for Camden National Bank from 1996 until the position was moved to the Company on January 1, 2000. From 1994 until joining the Company, she was a Regional Sales Manager for Salem Five Mortgage Company.

     Gregory A. Dufour. Mr. Dufour has been Senior Vice President of Finance since joining the Company in April 2001. Prior to that, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller.

     Michael A. McAvoy. Mr. McAvoy joined the Company as Senior Vice President and Senior Risk Management Officer in January 2002. Prior to that, he had been with Camden National Bank since March 1994, most recently as Senior Vice President and Senior Loan Officer. Prior to joining Camden National Bank, he held a senior lending position at Island National Bank and Trust Company in West Palm Beach, Florida.

     June B. Parent. Ms. Parent has been Vice President of Human Resources for the Company since January 1999. Prior to that, she had been the Personnel Manager for the Company since July 1995 and prior to that Executive Assistant to the President & Chief Executive Officer of United Bank from September 1992 to June 1995.

     Jeffrey D. Smith. Mr. Smith joined the Company in February 1997 as Vice President of Operations and was promoted to Senior Vice President of Operations & Technology in January 2001. From January 1986 until joining the Company, he held various positions with Key Bank, the most recent of which was as Vice President and District Service Manager.

     Susan M. Westfall. Ms. Westfall has been Vice President, Treasurer and Controller of the Company since 1996, and in 1997 Ms. Westfall's responsibilities were expanded to include those of Clerk of the Company. She was with Camden National Bank from 1979 until her position was moved to Company on January 1, 1996.

     For a summary of the business experience and biographical information for Mr. Daigle, please see the "Continuing Directors" section above.

Board of Directors and its Committees
-------------------------------------

     Board of Directors. During the major portion of 2001, the Company was managed by a 12-member board, a majority of whom were independent of the Company's management. The Board of Directors of the Company held 12 regular meetings, one special meeting and one annual meeting during 2001. Each of the directors attended at least 75% of the total number of meetings of the Company's Board and meetings of the committees of the Company Board that he or she was eligible to attend.

     The Company's Board of Directors has standing audit, retirement plan administration, compensation, capital planning, and governance committees.

     Audit Committee. The members of the Company's Audit Committee consisted of Richard N. Simoneau, Chairman, Ann W. Bresnahan, Robert J. Campbell, Robert J. Gagnon and John W. Holmes. This committee met eight times during 2001. The Company's Audit Committee receives and reviews reports on examinations and accounting audits of the Company, and works to ensure the adequacy of operating practices, procedures and controls. The Company's Board of Directors has adopted a written charter for the Company's Audit Committee.

     Retirement Plan Administration Committee. The members of the Company's Retirement Plan Administration Committee consisted of John W. Holmes, Chairman, Robert W. Daigle, Ward I. Graffam, Theodore C. Johanson and Winfield F. Robinson. This committee reviews all matters relating to the retirement plans offered to the employees of the Company and each of its subsidiaries.

     Compensation Committee. The Company's Compensation Committee, which met five times during 2001, consisted of Ward I. Graffam, Chairman, Robert W. Daigle, Robert J. Gagnon and Richard N. Simoneau. None of the members of this committee served on a similar committee for any other company besides subsidiaries of the Company. The function of this committee is to oversee and review personnel relations, salary administration, training programs, officer selection, management succession and fringe benefits.

     Capital Planning. The Company's Capital Planning Committee consisted of Robert J. Campbell, Chairman, Robert W. Daigle, Johann H. Gouws and Rendle A. Jones. This committee oversees capital adequacy for the Company and its affiliates and coordinates capital generations and deployment activities.

     Governance Committee. The members of the Company's Governance Committee consist of Rendle A. Jones, Chairman, Ward I. Graffam, and Theordore C. Johanson as of January 1, 2002. The Company's Governance Committee is responsible for the nomination of Board of Director members and executive officers of the Company and its subsidiaries, establishing the tenure and the retirement policies for members of the Board of Directors and reviewing the Board of Directors' overall effectiveness. Prior to the establishment of this committee the Company had a Nominating Committee, which met once during 2001, and consisted of Robert J. Campbell, Chairman, Theodore C. Johanson and John S. McCormick Jr. The function of the committee was to nominate individuals for election to the Company's Board of Directors, an individual for the position of Chairman of the Company, and individuals to serve as executive officers of the Company and its subsidiaries.

     Nominations for election to the Company's Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the President of the Company within seven days after this Proxy Statement is mailed to shareholders. Nominations must contain the following information, to the extent known to the person making the nomination:
(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Company Stock that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; and (e) the number of shares of Company Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of elections to disregard all votes cast for each such nominee.

Executive Compensation
----------------------

     The following table sets forth, for each of the Company's last three fiscal years, the annual compensation awarded to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during the year-ended December 31, 2001 (the "named executive officers").

                           Summary Compensation Table
                           --------------------------

                                                                                                           Long-Term
                                                     Annual Compensation             Compensation          All Other
                                                     -------------------             ------------
    Name                           Year           Salary /(1)/      Bonus /(2)/       Options(#)         Compensation/(3)/
    ----                           ----           ------            -----             ----------         ------------
    Robert W. Daigle               2001            $ 290,000           $29,145              ---            $ 19,098
    President and Chief            2000              269,600            16,978              ---               1,946
    Executive Officer of           1999              228,254            19,587              ---               2,239
    the Company and
    Camden National Bank

    Laurel J. Bouchard             2001            $  95,000           $14,548              ---            $  6,823
    Senior Vice President,         2000               88,500            11,779              ---                 443
    Corporate Administration       1999               55,577            10,052            4,500              20,052 /(4)/
    Officer of the Company

    Gregory A. Dufour              2001            $  76,731           $12,711            5,000            $ 34,132 /(4)(6)/
    Senior Vice President,         2000 /(5)/            ---               ---              ---                 ---
    Finance                        1999 /(5)/            ---               ---              ---                 ---
    Officer of the Company

    Michael A. McAvoy              2001            $ 108,000           $21,027              ---            $  7,777
    Senior Vice President,         2000              104,000            17,515              ---               1,142
    Senior Risk Management         1999               97,700            10,161              ---               1,090
    Officer of the Company

    Jeffrey D. Smith               2001            $  90,000           $14,045              ---            $  6,354
    Senior Vice President,         2000               85,000            13,735              ---                 877
    Operations & Technology        1999               78,500             7,136              ---                 804
    Officer of the Company

(1)  In addition to the base salaries, amounts disclosed in this column include
     (i) amounts deferred pursuant to the Company's 401(k) Plan, which allows employees of the Company and its participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended, and (ii) fees paid for service as directors.

(2) Bonuses were earned under the Company's Annual Incentive Compensation Program in the year indicated and paid early in the following year.

(3) Includes matching contributions by the Company pursuant to the Company's 401(k) Plan and a 3% profit sharing contribution under the Company Profit Sharing Plan.

(4)  Includes a $10,000 signing bonus.

(5) Mr. Dufour became an employee of the Company in April 2001. As a result, no information is included for 1999 and 2000.

(6)  Includes relocation expenses of $27,774.

Stock Options and Similar Awards

During 2001, the Company granted stock options as detailed in the table below.

                  Individual Options Grants in Fiscal Year 2001
                  ---------------------------------------------

                       Number of       Percent of
                      Securities      total options      Exercise                          Potential realizable value
                      Underlying       granted to         of base                       at assumed annual rates of stock
                       Options        employees in         price     Expiration        price appreciation for option term
                                                                                       ----------------------------------
Name                  Granted (#)      fiscal year       ($/share)      Date               5% ($)           10% ($)
----                  -----------      -----------       ---------      ----               ------           -------
Gregory A. Dufour        5,000            100%            $16.00       04/2011            $50,300          $127,500

               Aggregated Option Exercises in Fiscal Year 2001 and
               ---------------------------------------------------
                       Fiscal Year-End 2001 Option Values
                       ----------------------------------

                                                        Number of Securities        Value of unexercised In-
                       Shares                          Underlying Unexercised        The-Money Options At
                     Acquired On      Value           Option at Fiscal Year-End       Fiscal Year-End (2)
                                                     --------------------------   --------------------------
Name                 Exercise (#)  Realized($) (1)   Exercisable  Unexercisable   Exercisable  Unexercisable
----                 ------------  ---------------   -----------  -------------   -----------  -------------
Robert W. Daigle         0               0               30,000        0           $191,100      $      0
Laurel J. Bouchard       0               0                4,500        0              1,440             0
Gregory A. Dufour        0               0                5,000        0             13,500             0
Michael A. McAvoy        0               0               15,000        0             95,550             0
Jeffrey D. Smith         0               0                4,500        0                  0             0

(1) The "value realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized is determined without considering any taxes, which may be owed.
(2) The value of an option was determined by multiplying the number of shares of Company Stock that may be purchased under the option by the difference between the market price of $18.70 per share, which was the closing price of a share of Company Stock as reported on the American Stock Exchange on December 31, 2001, and the applicable exercise price.

Retirement Plans

     On October 17, 2000, the Company terminated its defined-benefit noncontributory pension plan, which covered substantially all eligible employees over 21 years of age with at least 1 year of employment. Total plan assets of $5,168,000 were distributed to eligible employees during the first half of 2001.

     The Company has a 401(k) plan whereby substantially all employees participate in the plan. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Company makes matching contributions and may make additional contributions subject to the discretion of the Board of Directors.

     The Company also maintains a nonqualified, noncontributory, defined-benefit, supplemental executive retirement program (the "SERP") for certain highly compensated employees. After September 1, 1999, participants in the SERP receive upon retirement a life annuity based on years of service (up to 25 years) times a percentage of that participant's average salary and bonus for the 36 months of employment by the Company during which the participant's compensation was highest, reduced by the following amounts: (a) 50% of the participant's projected primary Social Security benefits; (b) the portion of the participant's benefits under the 401(k) plan arising from employer contributions; and (c) the participant's benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding stock options and the incentive bonus plan.

     The SERP table below illustrates annual retirement benefits payable from the SERP for life, assuming retirement in 2002 at age 65, for various levels of Final Average Compensation and Years of Service with the Company.

                                   SERP TABLE
                                   ----------

                                Years of Service
                  ---------------------------------------------------------
Final Average
Compensation             10             15            20            25
------------             --             --            --            --


 $  125,000          $  25,500      $  34,500     $  40,000     $ 43,000
    150,000             31,000         42,500        49,500       53,500
    170,000             35,500         49,000        57,000       62,000
    200,000             43,300         60,700        72,600       81,500
    250,000             56,300         80,200        98,600      114,000
    300,000             69,300         99,700       124,600      146,500
    400,000             95,300        138,700       176,600      211,500
    500,000            121,300        177,700       228,600      276,500
    600,000            147,300        216,700       280,600      341,500
  1,000,000            251,300        372,700       488,600      601,500

     The following table sets forth the number of years of credited service of the named executive officers listed in the Summary Compensation Table.

                                                Credited
                                            Years of Service
                                            ----------------
Robert W. Daigle                                   5
Laurel J. Bouchard                                 2
Gregory A. Dufour                                  0
Michael A. McAvoy                                  7
Jeffrey D. Smith                                   4

     The SERP provides that in the event that (a) the Company is merged with another company, (b) the other company survives the merger, (c) the covered officer is not made an officer of the surviving company and (d) the surviving company does not assume the Company's obligations under the SERP, then, the Company's Board of Directors may authorize a payment to the covered officer in an amount to be determined in the discretion of the Company's Board of Directors.

Director Compensation

     Directors of the Company received a $500 monthly retainer, $400 for attendance at each regular meeting of the Board of Directors, and $200 for attendance at each meeting of a committee of the Board of Directors during 2001. In addition, the Chairman of the Company's Board of Directors received an annual retainer of $5,000. No additional fees were paid for membership on or attendance at meetings of the Board of Directors or any committees of the Board of Directors.

     Director compensation is paid monthly to those directors who do not defer their compensation. Any director of the Company may defer up to 100% of his or her fees and retainer in any calendar year. If a director elects to defer his or her compensation, the Company automatically credits the deferred amounts to an account designated for such purposes for that director. Quarterly, the value of the deferred accounts are adjusted based on the current market value of the Company's stock for those directors electing this option. Deferred director's fees are paid to participants in a deferral plan, or their designated beneficiaries, upon their termination as a director.

Employment and Change of Control Agreements

     The Company and Camden National Bank have entered into an employment agreement with Mr. Daigle (the "executive") for an initial term of five years, commencing May 4, 1999. At the expiration thereof, including any renewals, the employment agreement is extended automatically for additional five-year periods unless, within a specified time, any party to the employment agreement gives written notice to the other of such party's election not to so extend the term of the employment agreement.

     The employment agreement provides, among other things, for (i) an annual base salary of $235,000, (ii) insurance and other benefits, and (iii) in the event of (A) termination by the executive for any reason after a change in control of the Company or Camden National Bank, or (B) termination of the executive by the Company or Camden National Bank without cause, aggregate payments (made according to the Company's and Camden National Bank's regular payroll schedule) equal to twice the executive's annual salary then in effect, as well as continued insurance and benefits (except profit sharing) during such two-year period. Normal annual salary increases have resulted in a $290,000 base salary for Mr. Daigle in 2001.

     The employment agreement includes a provision for termination of the executive for cause, whereupon payments and benefits cease. The employment agreement also includes certain non-solicitation and non-competition provisions, which extend for four years following the executive's termination of employment.

     If within the first three years of Mr. Dufour's employment with the Company, a change of ownership occurs whereby an outside party acquires majority stock control which results in his termination, the Company will pay, as it falls due, his salary for a period of one year from said date of termination.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Ward I. Graffam, Chairman, Robert
W. Daigle, Robert J. Gagnon and Richard N. Simoneau. In addition to being a member of the Compensation Committee, Mr. Daigle is also the President and Chief Executive Officer of the Company and Camden National Bank. Many members of the Company's Compensation Committee and their affiliates and families are borrowers from the Company's subsidiaries. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features to the Company's subsidiaries.

COMPENSATION COMMITTEE REPORT

     The performance of the Company has a direct bearing on executive compensation for any given year. When the performance of the Company meets or exceeds its budgetary expectations, compensation is expected to be more generous than in years when the budgetary expectations have not been met. The Company's Compensation Committee is aware that compensation must be set at a level that will enhance the Company's competitiveness in its market areas. In addition, levels of compensation are also guided in large part by the Company's need to attract and retain capable executives who can make a major contribution to the Company's success. The Company's Compensation Committee regularly reviews compensation surveys comparing the Company's subsidiaries with comparable institutions in the State of Maine and with other institutions nationally in the Company's subsidiary size grouping.

Compensation Program Components

     Compensation is based on two primary components: (a) base salary and benefits, and (b) a performance-based incentive compensation program. Base salary and benefits (such as retirement and insurance programs) are intended to adequately reward officers and employees for capable performance within their respective job descriptions, consistent with keeping the Company competitive within its industry and market areas. The performance-based compensation program is designed to create an environment where employees take a more personal interest in the performance of the Company and are rewarded for balancing profit with growth and quality with productivity. The following executive officers also participate in the Company's 401(k) compensation plan: Ms. Bouchard, Ms. Campbell, Mr. Daigle, Mr. Dufour, Mr. McAvoy, Ms. Parent, Mr. Smith, and Ms. Westfall. The Company's Compensation Committee considers the levels of executive compensation both reasonable and necessary for the Company to remain competitive in its industry and market areas.

Performance Measures

     There are several performance measures used in evaluating the compensation of the Company's executive officers. In addition to using state and national banking surveys, the Company considers specific performance of the executive officer. Each executive officer has an annual performance evaluation conducted by an individual in the next level of management, and the Company's Compensation Committee reviews the performance of the Company's Chief Executive Officer. The performance of the Company as a whole and the financial plan for the ensuing year in particular are guiding factors in establishing appropriate levels of executive officer compensation; however, other general factors such as the business climate and the evaluation of the executive officer, are also taken into consideration in determining appropriate levels of executive officer compensation. It is a central aim of the Company's Compensation Committee to ensure that each of the Company's executive officers is appropriately compensated for his or her contribution to the Company, knowing that the contribution directly affects the Company and its shareholders.

Stock Option Plan

     An additional component of compensation for key Company employees is the award of options to purchase shares of Company Stock at fixed prices. The Company's 1993 Stock Option Plan, as amended, is based on performance in that the options only have value if the market value of Company Stock increases. The Company awarded 5,000 options under this plan during 2001.

Compensation of the Chief Executive Officer

     The Company's Compensation Committee annually reviews the Chief Executive Officer's existing compensation arrangements, the performance of the Company and the Chief Executive Officer, and the compensation of chief executive officers in other similar companies of comparable size.

     The compensation for the Company's Chief Executive Officer is divided into three basic categories: (a) salary and benefits, (b) performance-based incentive compensation, and (c) director's fees.

     In past years the salary of the Company's Chief Executive Officer has been increased based upon performance of the Company in those previous years. The salary level selected must be within the salary range for chief executive officers in other similar companies of comparable size. The Company's personnel department conducts a study of the salary ranges of chief executive officers in other similar companies of comparable size as shown by published compensation surveys, and provides its results to the Company's Compensation Committee along with supporting data and a suggested salary range for the year. The salary for the Company's Chief Executive Officer for 2001 was increased by 7.6% over 2000, based on the Company's net profits for the 2000 fiscal year.

     The second part of the compensation program for the Company's Chief Executive Officer is based upon the performance-based incentive compensation program, which applies to all officers and employees. The 2001 performance-based incentive compensation program resulted in a 10.05% increase of additional compensation for the Company's Chief Executive Officer. Starting in 2002, the Company's executive management group will be excluded from the performance-based incentive compensation program and participate in an executive compensation plan that will reward these individuals based on performance of financial objectives, as determined by the Compensation Committee of the Board of Directors.

     The third portion of the compensation program for the Company's Chief Executive Officer is director's fees, which fees are the same for all directors, excluding the Chairman.

     The total compensation package for the Company's Chief Executive Officer is competitive with the compensation programs provided by other similar companies of comparable size. Moreover, the Company's Compensation Committee believes that it has set compensation at levels that reflect the contributions the Company's Chief Executive Officer has made toward the Company's success and achievement of objectives.

       Submitted by:     Ward I. Graffam, Chairman    Robert W. Daigle
                         Robert J. Gagnon             Richard N. Simoneau

AUDIT COMMITTEE REPORT

     The Company's Audit Committee has reviewed and discussed with the Company's management the Company's audited financial statements as of and for the year ended December 31, 2001.

     The Company's Audit Committee also has discussed with the Company's independent auditors the matters required to be discussed by the Auditing Standards Board of The American Institute of Certified Public Accountants' Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

     The Company's Audit Committee has received and reviewed the written disclosures and the letter from the Company's independent auditors, as required by the Independence Standards Board's Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the Company's Audit Committee recommended to the Board of Directors of the Company that the financials statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     Each of the members of the Company's Audit Committee is independent, as such term is defined under the listing standards of the American Stock Exchange.

     During the year ended December 31, 2001, the Company paid the following fees to Berry, Dunn, McNeil and Parker, the Company's independent public accountant:

     Audit Fees: The aggregate fees for the audit of the Company's financial statements and reviews of the Company's quarterly reports on Form 10Q were $78,966, of which an aggregate amount of $29,425 has been billed through December 31, 2001.

     All Other Fees: The aggregate fees for services other than those discussed above were $63,792, of which an aggregate amount of $45,121 has been billed through December 31, 2001.

     No services were rendered for financial information systems designed and implementation or internal audit.

     The Company's Audit Committee has considered the compatibility of the non-audit services furnished by the Company's auditing firm with the firm's need to be independent.

       Submitted by:   Richard N. Simoneau, Chairman    Ann W. Bresnahan
                       Robert J. Campbell               Robert J. Gagnon
                       John W. Holmes

Stock Performance Graphs
------------------------

     The following graph illustrates the estimated annual percentage change in the Company's cumulative total shareholder return on the Company Stock for the period October 7, 1997 through December 31, 2001. For purposes of comparison, the graph illustrates comparable shareholder return of Nasdaq banks as a group as measured by the Nasdaq Banks Stock Index and of companies of similar capitalization value as measured by the Russell 2000 Stock Index. The graph assumes a $100 investment on October 7, 1997 in the Company Stock, the Nasdaq banks as a group, and the Russell 2000 companies as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31, 2001.

                                    [GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships

     Rendle A. Jones is a partner in the law firm of Harmon, Jones, Sanford & Elliot, LLP, which firm performed legal services for the Company during 2001. The fees paid by the Company to this law firm totaled less than 5% of the law firm's gross revenues during 2001. Also, Arthur E. Strout is a partner in the law firm of Strout & Payson, P.A., which firm also performed legal services for the Company during 2001. The fees paid by the Company to this law firm totaled less that 5% of the law firm's gross revenues during 2001.

     Except as described above, no nominee for director, other continuing director or executive officer of the Company engaged in any transaction with the Company or any of its subsidiaries during fiscal year 2001, in which the amount involved exceeded or exceeds $60,000, other than the financial transactions described below in the "Indebtedness of Management" section.

Indebtedness of Management

     The Company's nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, financial transactions with one or more of the Company's subsidiary banks. As of December 31, 2001, the outstanding loans by the Company's subsidiary banks to the Company's nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $1.5 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                    PROPOSAL 2 - RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Berry, Dunn, McNeil and Parker, has served as the Company's independent public accountant since the Company's formation in 1985, and as Camden National Bank's independent public accountant since 1980. Berry, Dunn, McNeil and Parker has been selected to continue to serve as the Company's accountant for 2002. The Company has not had any disagreements with Berry, Dunn, McNeil and Parker, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. At the Annual Meeting, shareholders will be asked to ratify the selection of Berry, Dunn, McNeil and Parker as the Company's accountant for the fiscal year ending December 31, 2002. Representatives of Berry, Dunn, McNeil and Parker will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

     The Board of Directors recommends voting "FOR" the ratification of Berry, Dunn, McNeil and Parker as the Company's independent accountant.

                                  OTHER MATTERS

Shareholder Proposals for Annual Meetings
-----------------------------------------

     Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company's proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders must be received by the Company by December 5, 2002. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy.

Financial Statements

     An annual report to shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record is enclosed herewith. The Company's Annual Report to the Commission on Form 10-K may be obtained without charge upon request made in writing or by telephone to: Susan M. Westfall, Clerk, Two Elm Street, Camden, Maine 04843, Telephone: (207) 230-2096.

Other Matters
-------------

     As of the date of this Proxy Statement, the Company's Board of Directors know of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals names as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company's Board of Directors.

By Order of the Board of Directors



Arthur E. Strout
Secretary

April 2, 2002

                           CAMDEN NATIONAL CORPORATION
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas C. Jackson and Jeffrey J. Weymouth, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Camden National Corporation to be held at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 on April 30, 2002 at 3:00 p.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the following proposal described in the accompanying Notice of Annual Meeting and Proxy Statement, dated April 2, 2002, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTIONS IS INDICATED, IT WIL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

     (Continued and to be signed on the reverse side)...box..SEE REVERSE SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                           CAMDEN NATIONAL CORPORATION

                                 April 30, 2002


 [X]    Please mark
        your votes
        as in this
        example.


                                          WITHHOLD
             FOR ALL NOMINEES             AUTHORITY
          (except as indicated     to vote for the nominees
            to the contrary)              listed.
                                                                                                              FOR  AGAINST ABSTAIN
                                                 Nominees:
1. To elect four   [_]                   [_]     Robert J. Campbell    2.   To ratify the selection of Berry, [_]    [_]     [_]
   directors.                                    Ward I. Graffam            Dunn, McNeil & Parker as the
    The Board of                                 John W. Holmes             Company's independent public
    Directors has nominated the                  Winfield F. Robinson       accountants for 2002.
    persons listed at right to
    serve as directors until 2005.                                     3.   The proxies are authorized to vote in their discretion
                                                                            upon such other business and matters or proposals as may
INSTRUCTIONS:  To withhold authority to vote for any                        properly come before the Meeting
nominee, write the nominee's name in the space provided below.


_____________________________________________________________              Check here for address change and note change below.  [_]

                                                                                Check here if you plan to attend the meeting.    [_]

                                                                      New address: ___________________________________________
                                                                     (Please complete, date, sign and mail in the enclosed envelope)


Signature: _____________________________ Date: _______, 2002 Signature: _______________________________ Date: ________, 2002

NOTE: (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.